AVX CORPORATION RETIREMENT PLAN

WHEREAS, AVX Corporation (hereinafter referred to as the "Employer") heretofore adopted the AVX Corporation Retirement Plan (hereinafter referred to as the "Plan") for the benefit of its eligible Employees, effective as of December 15, 1953; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer heretofore amended the Plan, most recently to comply with the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART ACT”) and the Worker, Retiree and Employer Recovery Act of 2008 (“PPA Technical Corrections Act”); and

WHEREAS, the Employer desires to further amend the Plan in order to comply with changes permitted or required by the Economic Growth and Tax Relief Reconciliation Act of 2001 “(EGTRRA”), technical corrections made by the Job Creation and Worker Assistance Act of 2002 (“JCWAA”), and other regulations and guidance published by the Internal Revenue Service that are effective after December 31, 2001 including final regulations issued under Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, it is intended that the Plan is to continue to be a qualified profit sharing plan under Section 401(a) and 501(a) of the Internal Revenue Code for the exclusive benefit of the Participants and their Beneficiaries; and

WHEREAS, it is intended that the cash or deferral arrangement forming part of the Plan is to continue to qualify under Section 401(k) of the Internal Revenue Code;

NOW, THEREFORE, the Plan is hereby amended by restating the Plan, effective as of January 1, 2010, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide, in its entirety as follows:

TABLE OF CONTENTS
ARTICLE ONE--DEFINITIONS
    1.1 Account
    1.2 Administrator
    1.3 Beneficiary
    1.4 Break in Service
    1.5 Code
    1.6 Compensation
    1.7 Disability
    1.8 Effective Date
    1.9 Employee
    1.10 Employer
    1.11 Employer Stock
    1.12 Employment Date
    1.13 Fail-Safe Contribution
    1.14 Highly-Compensated Employee
    1.15 Hour of Service
    1.16 Leased Employee
    1.17 Nonhighly-Compensated Employee
    1.18 Normal Retirement Date
    1.19 Participant
    1.20 Plan
    1.21 Plan Year
    1.22 Trust
    1.23 Trustee
    1.24 Valuation Date
    1.25 Year of Service

ARTICLE TWO--SERVICE DEFINITIONS AND RULES
    2.1 Year of Service
    2.2 Break in Service
    2.3 Leave of Absence
    2.4 Rule of Parity on Return to Employment
    2.5 Service in Excluded Job Classifications or with Related Companies

ARTICLE THREE--PLAN PARTICIPATION
    3.1 Participation
    3.2 Re-employment of Former Participant
    3.3 Termination of Eligibility
    3.4 Compliance with USERRA

ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS AND TRANSFERS FROM OTHER PLANS
    4.1 Elective Deferrals
    4.2 Employer Contributions
    4.3 Rollovers and Transfers of Funds from Other Plans
    4.4 Timing of Contributions
    4.5 Employee After-Tax Contributions

ARTICLE FIVE--ACCOUNTING RULES
    5.1 Investment of Accounts and Accounting Rules

ARTICLE SIX--VESTING AND RETIREMENT BENEFITS
    6.1 Vesting
    6.2 Forfeiture of Nonvested Balance
    6.3 Distribution of Less than Entire Vested Account Balance
    6.4 Normal Retirement
    6.5 Disability

ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS
    7.1 Manner of Payment
    7.2 Time of Commencement of Benefit Payments
    7.3 Furnishing Information
    7.4 Minimum Distribution Requirements
    7.5 Joint and Survivor Annuity
    7.6 Amount of Death Benefit
    7.7 Designation of Beneficiary
    7.8 Distribution of Death Benefits
    7.9 Qualified Pre-retirement Survivor Annuity
    7.10 Eligible Rollover Distributions

ARTICLE EIGHT-- LOANS AND IN-SERVICE WITHDRAWALS
    8.1 Loans
    8.2 Hardship Distributions
    8.3 Withdrawals After Age 59½
    8.4 Withdrawals of After-Tax Contributions
    8.5 Withdrawals of Rollover Contributions
    8.6 Withdrawals of Discretionary Contributions

ARTICLE NINE--ADMINISTRATION OF THE PLAN
    9.1 Plan Administration
    9.2 Claims Procedure
    9.3 Trust Agreement

ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS
    10.1 Distribution of Excess Elective Deferrals
    10.2 Limitations on 401(k) Contributions
    10.3 Nondiscrimination Test for Employer Matching Contributions

ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS
    11.1 Rules and Definitions

ARTICLE TWELVE--AMENDMENT AND TERMINATION
    12.1 Amendment
    12.2 Termination of the Plan

ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS
    13.1 Applicability
    13.2 Definitions
    13.3 Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year
    13.4 Vesting

ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS
    14.1 Plan Does Not Affect Employment
    14.2 Successor to the Employer
    14.3 Repayments to the Employer
    14.4 Benefits not Assignable
    14.5 Merger of Plans
    14.6 Investment Experience not a Forfeiture
    14.7 Construction
    14.8 Governing Documents
    14.9 Governing Law
    14.10 Headings
    14.11 Counterparts
    14.12 Location of Participant or Beneficiary Unknown
    14.13 Distribution to Minor or Legally Incapacitated

ARTICLE ONE--DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1 "ACCOUNT" shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant's allocations of Employer contributions and forfeitures, (b) amounts of Compensation deferred to the Plan pursuant to the Participant's election, (c) any amounts transferred to this Plan under Section 4.3 from another qualified retirement plan, or from another qualified plan in connection with a plan merger, (d) any after-tax contributions made to the Plan under Section 4.5, and (e) the allocation of Trust investment experience.

1.2 "ADMINISTRATOR" shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.

1.3 "BENEFICIARY" shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.4 "BREAK IN SERVICE" shall have the meaning set forth in Article Two.

1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6 “COMPENSATION" shall mean the compensation paid to a Participant by the Employer for the Plan Year.

Notwithstanding the foregoing, the term “Compensation” shall exclude reimbursements and other expense allowances, relocation (moving) expenses, any amounts deferred to or paid from a program of deferred compensation or additional benefits payable other than in cash, and severance payments. Compensation shall also exclude any compensation received by an Employee prior to the date he becomes a Participant in the Plan.
Notwithstanding the foregoing, the term “Compensation” shall include any amounts deferred under a salary reduction agreement in accordance with Section 4.1 or under a Code Section 125 plan maintained by the Employer.
Any compensation described in this Section 1.6 does not fail to be Compensation merely because it is paid after the Participant’s severance from employment with the Employer, provided the Compensation is paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment.

In addition, payment for unused accrued bona fide sick, vacation or other leave shall be included as Compensation if (i) the Participant would have been able to use the leave if employment had continued, (ii) such amounts are paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment, and (iii) such amounts would have been included as Compensation if they were paid prior to the Participant’s severance from employment with the Employer.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan shall not exceed $245,000 for the 2010 calendar year, and shall be adjusted annually by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean “Compensation” as defined above. However, in the event, the definition of Compensation excludes commission paid salesmen, compensation for services on the basis of a percentage for profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and/or reimbursements or expense allowances under a nonaccountable plan (as described in Regulation Section 1.62-2(c)), such excluded amounts shall be taken into account.

For purposes of applying the limitations described in Section 11.1, and for purposes of defining compensation under Section 1.14 and Article Thirteen of the Plan, compensation paid or made available during such limitations years (or Plan Years) shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 125, 132(f)(4), 402(g)(3), 402(h)(1)(B), 457(b) or 403(b) of the Code.

1.7 "DISABILITY" shall mean a "permanent and total" disability incurred by a Participant while in the employ of the Employer. A Participant shall be deemed “disabled” if he suffers from a physical or mental impairment that entitles the Participant to receive disability benefits under Social Security.

1.8 "EFFECTIVE DATE." The Plan's initial Effective Date was December 15, 1953. The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is January 1, 2010, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide. The rights of any Participant who terminated employment with the Employer prior to the applicable date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant's termination from employment, unless the Participant subsequently returns to employment with the Employer, or unless otherwise provided under the terms of the Plan. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

1.9 "EMPLOYEE" shall mean a common law employee of the Employer.

The term “Employee” shall also include any Leased Employee deemed to be an Employee of the Employer as provided in Section 414(n) or 414(o) of the Code.

1.10 "EMPLOYER" shall mean AVX Corporation and any subsidiary or affiliate which is a member of its "related group" (as defined in Section 2.5) which has adopted the Plan (a "Participating Affiliate"), and shall include any successor(s) thereto which adopt this Plan. Any such subsidiary or affiliate of AVX Corporation may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of AVX Corporation. The provisions of this Plan shall apply equally to each Participating Affiliate and its Employees except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of this Plan, the amount and timing of contributions under Article Four to be made by any Employer which is a Participating Affiliate shall be made subject to the approval of AVX Corporation. For purposes hereof, each Participating Affiliate shall be deemed to have appointed AVX Corporation as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan. For purposes of the Code and ERISA, the Plan as maintained by AVX Corporation and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate. All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.

1.11 "EMPLOYER STOCK" shall mean common stock issued by the Employer with voting and dividend rights no less favorable than the voting and dividend rights of the other common stock of the Employer. The term “Employer Stock” shall also include American Depository Shares of Kyocera Corporation (“Kyocera Shares”) acquired prior to October 1, 1995, plus any dividends paid on Kyocera Shares that have been or will be reinvested in Kyocera Shares.

1.12 "EMPLOYMENT DATE" shall mean the first date as of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.

1.13 "FAIL-SAFE CONTRIBUTION" shall mean a qualified nonelective contribution which is a contribution (other than matching contributions or Qualified Matching Contributions (within the meaning of Section 10.2)) made by the Employer and allocated to Participants’ accounts that the Participants may not elect to receive in cash until distribution from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions under Section 401(k) of the Code and the regulations promulgated thereunder.

1.14 "HIGHLY-COMPENSATED EMPLOYEE" shall mean, effective for years beginning after December 31, 1996, any Employee of the Employer who:

    (a) was a five percent (5%) owner of the Employer (as defined in Section 416(i)(1)) of the Code at any time during the "determination year" or "look-back year"; or

    (b) earned more than $110,000 of Compensation from the Employer during the "look-back year". The $110,000 amount shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

An Employee who terminated employment prior to the "determination year" shall be treated as a Highly-Compensated Employee for the "determination year" if such Employee was a Highly-Compensated Employee when such Employee terminated employment, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The "look-back year" shall be the twelve (12) month period immediately preceding the "determination year".

1.15 "HOUR OF SERVICE" shall have the meaning set forth below:

    (a) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

    (b) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence,
       (i) No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference.;

       (ii) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

       (iii) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

    For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

    (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Thus, for example, an Employee who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

    (d) Hours of Service under this Section shall be determined under the terms of the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

In crediting Hours of Service for Employees who are paid on an hourly basis, the "actual" method shall be utilized. For this purpose, the "actual" method shall mean the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer, subject to the limitations enumerated above. In crediting Hours of Service for Employees who are not paid on an hourly basis, the "weeks of employment" method shall be utilized. Under this method, an Employee shall be credited with forty-five (45) Hours of Service for each week for which the Employee would be required to be credited with at least one (1) Hour of Service pursuant to the provisions enumerated above.

Hours of Service shall be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code, a controlled group of corporations (under Section 414(b) of the Code, or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the Employer is a member, and any other entity required to be aggregated under Section 414(o) of the Code.

Hours of Service shall be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or Section 414(o) of the Code.

1.16 "LEASED EMPLOYEE" shall mean any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient Employer and any other person or organization, has performed services for the recipient Employer (determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and where such services are performed under the primary direction and control of the recipient Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the recipient Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 11.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 402(e)(3), 402(g), 402(h)(1)(B), 403(b), or 457(b) of the Code, and shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f) of the Code, (b) immediate participation, and (c) full and immediate vesting.

1.17 "NONHIGHLY-COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is not a Highly-Compensated Employee.

1.18 "NORMAL RETIREMENT DATE" shall mean the Participant's sixty-fifth (65th) birthday or, for a Participant whose initial Employment Date was prior to January 1, 1994, the Participant’s sixtieth (60th) birthday. The date on which the Participant attains the requisite age shall be the Participant’s Normal Retirement Age.

1.19 "PARTICIPANT" shall mean any Employee who has satisfied the eligibility requirements of Article Three and who is participating in the Plan.

1.20 "PLAN" shall mean the AVX Corporation Retirement Plan as set forth herein and as may be amended from time to time.

1.21 "PLAN YEAR" shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.

1.22 "TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto. "Trust Fund" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.23 "TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.24 "VALUATION DATE" shall mean each day on which the New York Stock Exchange is open for business.

1.25 "YEAR OF SERVICE" or "SERVICE" and the special rules with respect to crediting Service are in Article Two of the Plan.

ARTICLE TWO--SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:

2.1 YEAR OF SERVICE. An Employee shall be credited with a Year of Service for each Plan Year in which he is credited with at least one thousand (1,000) Hours of Service. For such purposes, an Employee shall be credited with a Year of Service upon completion of the one thousandth (1,000th) hour in each such twelve (12)-month period.

2.2 BREAK IN SERVICE. A Break in Service shall be a twelve (12)-month computation period (as used for measuring Years of Service) in which an Employee or Participant is not credited with at least five hundred and one (501) Hours of Service.

2.3 LEAVE OF ABSENCE. A Participant on an unpaid leave of absence pursuant to the Employer's normal personnel policies shall be credited with Hours of Service at his regularly-scheduled weekly rate while on such leave, provided the Employer acknowledges in writing that the leave is with its approval. These Hours of Service shall be credited only for purposes of determining if a Break in Service has occurred and, unless specified otherwise by the Employer in writing, shall not be credited for eligibility to participate in the Plan, vesting, or qualification to receive an allocation of Employer contributions and forfeitures. Hours of Service during a paid leave of absence shall be credited as provided in Section 1.15.
For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or adoption, the Plan shall treat as Hours of Service, solely for determining if a Break in Service has occurred, the following Hours of Service:

    (a) the Hours of Service which otherwise normally would have been credited to such individual but for such absence; or

    (b) in any case where the Administrator is unable to determine the Hours of Service, on the basis of an assumed eight (8) hours per day.

In no event shall more than five hundred and one (501) of such hours be credited by reason of such period of absence. The Hours of Service shall be credited in the computation period (used for measuring Years of Service for vesting purposes) which starts after the leave of absence begins. However, the Hours of Service shall instead be credited in the computation period in which the absence begins if it is necessary to credit the Hours of Service in that computation period to avoid the occurrence of a Break in Service.

2.4 RULE OF PARITY ON RETURN TO EMPLOYMENT. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service, subject to the following rules:

    (a) If a Participant incurs five (5) or more consecutive Breaks in Service, any Years of Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive Breaks in Service.

    (b) If when a Participant incurred a Break in Service, he was not vested in any portion of his Account derived from Employer contributions, his pre-Break Years of Service shall be disregarded if his consecutive Breaks in Service equal or exceed five (5). Effective for Plan Years beginning on and after January 1, 2006, the words “derived from Employer contributions” shall be removed from the preceding sentence.

Subject to the preceding paragraphs of this Section, an Employee’s pre-Break Years of Service and post-Break Years of Service shall count in determining the vested percentage of the Employee’s Account derived from all Employer contributions (i.e., Employer contributions attributable to employment before and after the Employee’s Break in Service).

2.5 SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES

    (a) Service while a Member of an Ineligible Classification of Employees. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any prior periods of Service completed while a member of such an ineligible classification both for purposes of determining his Years of Service under Section 2.1 and his "Months of Service" under Section 3.1. For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during which he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

    (b) Service with Related Group Members. Subject to Section 2.1, for each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, all Service of an Employee or Leased Employee (hereinafter collectively referred to as "Employee" solely for purposes of this Section 2.5(b)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employee's Years of Service under Section 2.1 and his Months of Service under Section 3.1. The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee for purposes of this Section, but the Employee shall be deemed to have continued in employment with the Employer for purposes of determining the Employee’s Years of Service and his Months of Service. For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

    (c) Construction. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

ARTICLE THREE--PLAN PARTICIPATION

3.1 PARTICIPATION. All Employees participating in the Plan prior to the Plan's restatement shall continue to participate, subject to the terms hereof.

Each other Employee shall become a Participant under the Plan, for all purposes except for purposes of sharing in any Employer fixed or discretionary contributions under Sections 4.2(b) and 4.2(e) respectively, as soon as administratively possible following his completion of three (3) Months of Service. Each other Employee shall become a Participant, for purposes of being eligible to share in any Employer fixed and discretionary contributions, effective as of the January 1st or July 1st coincident with or next following the Employee's completion of six (6) Months of Service.

For purposes of this Section 3.1, an Employee shall be credited with one (1) Month of Service for each one (1) month period commencing on his Employment Date and the one (1) month anniversaries of that date and ending on the date he separates from Service for any reason. Fractional periods shall be aggregated and expressed in terms of days, with thirty (30) days being equal to one (1) month. In the event an Employee fails to complete the requisite Months of Service during the twelve (12)-month period commencing on his Employment Date (or reemployment date), but is employed by the Employer on the twelve (12)-month anniversary of that date, such Employee shall be deemed to have satisfied the service requirement for purposes of participating under the Plan.

In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) employed as an independent contractor on the payroll records of the Employer (regardless of any subsequent reclassification by the Employer, any governmental agency or court); (iii) employed as a Leased Employee; (iv) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); (v) employed as a co-op student or intern; (vi) classified as a project worker or vacation/leave replacement; (vii) employed by an employment agency; or (viii) except for Employees employed by AVX Filters Corporation, classified as hourly-paid.

3.2 RE-EMPLOYMENT OF FORMER PARTICIPANT. A vested Participant (or a nonvested Participant whose prior Service cannot be disregarded) whose participation ceased because of termination of employment with the Employer shall resume participating upon his reemployment as an eligible Employee; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his return to participation in the Plan.

3.3 TERMINATION OF ELIGIBILITY. In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall resume participating upon his return to an eligible class of Employees; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his return to participation in the Plan.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate upon becoming a member of an eligible class of Employees, if such Employee has otherwise satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his becoming a Participant.

3.4 COMPLIANCE WITH USERRA. Notwithstanding any provision of this Plan to the contrary, Participants shall receive service credit and be eligible to make deferrals and receive Employer contributions with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) in accordance with Section 414(u) of the Code.

ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, AND ROLLOVERS AND TRANSFERS FROM OTHER PLANS

4.1 ELECTIVE DEFERRALS

    (a) Elections. A Participant may elect to defer a portion of his Compensation for a Plan Year on a pre-tax basis. The amount of a Participant's Compensation contributed in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation on a ratable basis throughout the Plan Year. For purposes of making elective deferrals pursuant to this Section, only Compensation earned while eligible to make such deferrals shall be considered. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant's Account consisting of pre-tax contributions.
Each Participant may elect to contribute from one percent (1%) to twenty-five percent (25%) of such Participant's Compensation.

    (b) Changes in Election. A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Employer, or via such other method as permitted by applicable law.

    (c) Limitations on Deferrals. Except to the extent permitted under Section 4.1(e), no Participant shall be permitted to make elective deferrals during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year.

    (d) Administrative Rules. All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

    (e) Catch-up Contributions. All Participants who are eligible to make elective deferrals under Section 4.1(a) and who have attained age fifty (50) before the close of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. The dollar limit on Catch-up Contributions under Section 414(v)(2)(B)(i) of the Code is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code. Any such adjustments will be in multiples of $500.

Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the requirements of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 402A, 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Any intended catch-up contribution shall not be subject to an Employer match.

4.2 EMPLOYER CONTRIBUTIONS

    (a) Employer Matching Contributions. For each payroll period, the Employer will contribute to the Plan, on behalf of each Participant a matching contribution equal to one hundred percent (100%) of the elective deferrals (within the meaning of Section 4.1); provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant's Compensation for the period during which elective deferrals are made by the Participant. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).

    (b) Eligibility for Employer Matching Contributions. To be eligible for a share of Employer matching contributions under Section 4.2(a), a Participant must make elective deferrals (within the meaning of Section 4.1) during the payroll period.

    (c) Employer Discretionary Contributions. Employer non-elective contributions may be made (without regard to current or accumulated profits) at the discretion of the Employer’s board of directors for any Plan Year, subject to limits for tax deductions under the Code and provided that the special allocation in Section 13.3 has been satisfied if the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).

    (d) Eligibility for Employer Discretionary Contributions. To be eligible for an allocation of Employer discretionary contributions under Section 4.2(c) for a Plan Year, a Participant must (1) have been credited with at least one thousand (1,000) Hours of Service in the Plan Year while a Participant in the Plan (unless the Participant first became eligible to share in any discretionary contribution on July 1 of that Plan Year, or again became a Participant during that Plan Year after returning from a Break in Service) and (2) be employed by the Employer on the last day of the Plan Year; provided, however, that if the Participant's failure to be credited with at least one thousand (1,000) Hours of Service and/or to be employed by the Employer on the last day of the Plan Year is due to the Participant's Disability, death or retirement on or after his Normal Retirement Date during such Plan Year, such Participant shall nevertheless be entitled to share in the allocation of any Employer discretionary contributions for such Plan Year.

    (e) Allocation of Employer Discretionary Contributions. Any contribution made under Section 4.2(c) shall be allocated among the Accounts of eligible Participants in accordance with the ratio that each such eligible Participant's Compensation bears to the total Compensation of all such eligible Participants for the Plan Year. If a Participant becomes eligible to receive an allocation of a contribution made under Section 4.2(e) as of July 1 of a Plan Year, the Participant’s allocation for that Plan Year will be based on only the Compensation received from that date on.

    (f) Employer Fixed Contributions. Such contribution shall be made pursuant to Section 10.2(c)(ii).

4.2A ALLOCATION OF SERVICE CREDIT. Any amounts deposited to the Plan by a service provider pursuant to an agreement between the Employer and the service provider (“Service Credit”) shall be used to pay Plan administrative expenses. To the extent that the Service Credit for a calendar year exceeds the Plan administrative expenses incurred through March 31 (or prior business day) of the following calendar year, the excess (subject to such de minimis amount as may be established, which amount shall be used to pay future Plan administrative expenses) shall be allocated as of such March 31 (or prior business day) to Participants with Account balances on such allocation date. The Account of each Participant eligible to receive such allocation shall be credited with an amount equal to the total excess Service Credit multiplied by a fraction, the numerator of which is the Participant’s Account balance as of the date on which such allocation is made, and the denominator of which is the Account balances of all eligible Participants as of that date.

4.3 ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under the following types of plans:

    (1) a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions and excluding designated Roth contributions under Section 402A of the Code;

    (2) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions;

    (3) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, excluding after-tax employee contributions; and

    (4) an individual retirement account that was used solely as a conduit from a qualified plan described in Section 401(a) of the Code.

Any amounts so transferred on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account, to be paid in addition to amounts otherwise payable under this Plan. The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.

An Employee who is no longer eligible to participate in the AVX 401(k) Plan due to a change in employment status and who becomes eligible to participate in this Plan shall have his accounts, including any loan promissory notes, transferred from the AVX 401(k) Plan to this Plan. Similarly, an Employee who is no longer eligible to participate in this Plan due to a change in employment status and who becomes eligible to participate in the AVX 401(k) Plan shall have his accounts, including any loan promissory notes, transferred from this Plan to the AVX 401(k) Plan.

4.4 TIMING OF CONTRIBUTIONS. Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year ending with or within the Plan Year. Elective deferrals under Section 4.1 shall be paid to the Plan as soon as administratively possible, but no later than the fifteenth (15th) business day of the month following the month in which such deferrals would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.

4.5 EMPLOYEE AFTER-TAX CONTRIBUTIONS. A Participant (other than a Participant employed by AVX Filters Corporation) shall be permitted to make after-tax contributions to the Plan in accordance with procedures established by the Administrator which shall be consistently applied and which may be changed from time to time. A Participant may prospectively elect to change or revoke the amount (or percentage) of his after-tax contributions during the Plan Year in accordance with procedures established by the Administrator.

Employee after-tax contributions shall be subject to the limitations under Section 10.3 and Section 11.1 and shall not exceed five percent (5%) of the Participant's Compensation for the Plan Year.

Any after-tax contributions made by a Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant’s Account consisting of after-tax contributions. A Participant shall have a nonforfeitable interest at all times in that portion of his Account attributable to any after-tax contributions made to the Plan pursuant to this Section 4.5. Any such after-tax contributions shall be distributed at the same time as other vested benefits would be distributed under the Plan.

ARTICLE FIVE--ACCOUNTING RULES

5.1 INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES

    (a) Investment Funds. The investment of Participants' Accounts shall be made in a manner consistent with the provisions of the Trust and in accordance with such other rules and procedures as may be established by the Administrator. The Administrator, in its discretion, may allow the Trust to provide for separate funds for the directed investment of each Participant's Account. If investments are permitted in Employer stock, a separate Employer stock fund shall be created and a portion of such stock fund shall be invested in cash and cash equivalents for liquidity purposes.

    (b) Participant Direction of Investments. In the event Participants’ Accounts are subject to their investment direction, each Participant (including, for this purpose, any former Employee, Beneficiary, or "alternate payee" (within the meaning of Section 14.4 below) with an Account balance) may direct how his Account or such portion thereof which is subject to his investment direction is to be invested among the available investment funds in the percentage multiples established by the Administrator. In the event a Participant fails to make an investment election, with respect to all or any portion of his Account subject to his investment direction, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator. A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant’s Account in accordance with procedures established by the Administrator. Any such change in a Participant’s investment election shall be effective at such time as may be prescribed by the Administrator. However, where it deems appropriate, and subject to the requirements of applicable law, the Administrator may decline to implement, or otherwise limit the frequency by which a Participant may direct the investment of his Account. If the Plan's recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant’s investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants’ Accounts to designated funds or an interest bearing account until such change has been completed.

    (c) Allocation of Investment Experience. As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants' Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

    (d) Allocation of Contributions. Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made, or as soon as administratively possible thereafter. Subject to Section 6.2, forfeitures which arise in a Plan Year shall be allocated as of the last day of such Plan Year, or as soon as administratively possible thereafter.

    (e) Manner and Time of Debiting Distributions. For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of Section 7.1 and Section 7.2. The amount distributed shall be based upon the fair market value of the Participant's vested Account as of the Valuation Date preceding the distribution.

   (f) Investment Restrictions on Employer Stock. All Employer matching contributions allocated on behalf of a Participant pursuant to Section 4.2(a) will be invested in Employer Stock, which are publicly-traded employer securities (within the meaning of Section 407(d)(1) of the Employee Retirement Income Security Act of 1974). Notwithstanding the preceding sentence, a Participant who has attained age fifty-five (55) may elect to change the investment of any such matching contributions to any one or more of the investment funds available under the Plan.

With respect to the portion of the Participant’s Account derived from any Employer contributions made on his behalf under Sections 4.2, 10.2, 10.3 and/or 13.3 which is invested in publicly-traded employer securities, a Participant who has completed at least three (3) Years of Service (for vesting purposes) (or a Beneficiary of any such Participant if deceased) may direct the Trustee to divest such securities and to reinvest the proceeds in other investment options available under the Plan subject to the provisions of Code Section 401(a)(35), in accordance with rules and procedures established by the Administrator from time to time; provided, however, that for any employer securities acquired with Employer contributions made for Plan Years beginning before January 1, 2007, such right to divest shall only apply to the percentage of employer securities as follows:

    Plan Year        Percentage
    2007           50%
    2008           100%

However, the two (2) – year phase-in rule set forth above shall not apply to a Participant who has attained age fifty-five (55) and completed at least three (3) Years of Service (for vesting purposes) before the first Plan Year beginning after December 31, 2005.

For purposes hereof, except as otherwise provided in Code Section 401(a)(35) or regulations promulgated thereunder, a plan holding employer securities which are not publicly-traded securities shall be treated as holding publicly-traded employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code Section 401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded employer security.

ARTICLE SIX--VESTING AND RETIREMENT BENEFITS

6.1 VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals (within the meaning of Section 4.1), after-tax contributions (under Section 4.5), Employer matching contributions under Section 4.2(a), Employer fixed contributions under Sections 4.2(f) and 10.2(c)(ii), Employer Fail-Safe Contributions, “Qualified Matching Contributions” (within the meaning of Section 10.2 below), and rollovers or transfers from other plans, as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, Disability, or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer discretionary contributions under Section 4.2(c) as follows:

For Participants Employed by AVX Filters Corporation on/after January 1, 2007

Years of Service        Vested Percentage
    Less than 1 year             0%
    1 year but less than 2                              20%
    2 years but less than 3        30%
    3 years but less than 4        40%
    4 years but less than 5        60%
    5 years but less than 6        80%
    6 years and thereafter        100%

For All Other Participants Employed by the Employer on/after January 1, 2007

Years of Service           Vested Percentage
    Less than 2 years                                                       0%
    2 years but less than 3           20%
    3 years but less than 4           40%
    4 years but less than 5           60%
    5 years but less than 5           80%
    6 years and thereafter           100%

For Participants Who Were Employed by AVX Filters Corporation and
Terminated Employment Prior to January 1, 2007

Years of Service           Vested Percentage
    Less than 1 year                                                        0%
    1 year but less than 2             20%
    2 years but less than 3           30%
    3 years but less than 4           40%
    4 years but less than 5           50%
    5 years but less than 6           60%
    6 years but less than 7           80%
    7 years or more                                                     100%

For All Other Participants Who Terminated Employment with the
Employer Prior to January 1, 2007

Years of Service           Vested Percentage
    Less than 2 years                                        0%
    2 years but less than 3        15%
    3 years but less than 4        30%
    4 years but less than 5        45%
    5 years but less than 6        60%
    6 years but less than 7        80%
    7 years or more                                      100%

Notwithstanding any provision above to the contrary, to the extent a Participant’s Account consists of amounts transferred from the AVX 401(k) Plan, the transferred amounts shall remain subject to the vesting schedule(s) in effect under the AVX 401(k) Plan at the time of transfer.

6.2 FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant's Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) as soon as administratively practical following the date on which the Participant receives distribution of his vested Account or (ii) as soon as administratively practical after the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service. However, no forfeiture shall occur solely as a result of a Participant's withdrawal of Employee after-tax contributions. The amount forfeited shall be used to pay Plan administrative expenses and/or used to reduce Employer contributions under Section 4.2 or used to reduce Employer contributions under Section 5.2 or to restore previously forfeited amounts under this Section 6.2.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall remain in the Participant’s Account. However, if the nonvested portion of the Participant's Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance (including a “deemed” distribution under Section 7.2), the nonvested portion shall be restored if:

    (a) the Participant resumes employment prior to incurring five (5) consecutive Breaks in Service; and

    (b) the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive Breaks in Service, an amount equal to the total distribution derived from Employer contributions under Section 4.2 and, if applicable, Section 13.3.

Upon repayment, the Employer-derived benefit required to be restored by this Section shall not be less than in the account balance of the Employee, both the amount distributed and the amount forfeited, unadjusted by any subsequent gains or losses. The amount required to be restored shall be made by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

Any Years of Service for which a Participant received a cash-out shall be recognized for purposes of vesting and eligibility under the Plan.

6.3 DISTRIBUTION OF LESS THAN ENTIRE VESTED ACCOUNT BALANCE. If a distribution (including a withdrawal) of any portion of a Participant’s Account is made to the Participant at a time when he has a vested percentage in such Account equal to less than one-hundred percent (100%), a separate record shall be maintained of said Account balance. The Participant’s vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution (or withdrawal) made to the Participant.

6.4 NORMAL RETIREMENT. A Participant who is in the employment of the Employer at his Normal Retirement Age shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. A Participant who continues employment with the Employer after his Normal Retirement Age shall continue to participate under the Plan.

6.5 DISABILITY. If a Participant terminates employment with the Employer due to his Disability, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. Payment of such Participant’s Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Administrator of the Participant's written distribution request.

ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS

7.1 MANNER OF PAYMENT. Subject to the provisions of Section 7.5 and/or Section 7.9, the Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) by any of the following methods, as elected by the Participant or, when applicable, the Participant's Beneficiary:

    (a) in a single lump-sum payment;

    (b) provided the Participant’s vested Account exceeds $1,000, in periodic installments (at least annual) over a period not exceeding twenty (20) years, subject to Article Seven; or

    (c) to the extent the Participant’s vested Account is invested in employer securities (within the meaning of Section 407(d)(1) of the Employee Retirement Security Act of 1974), in a single payment in the form of whole shares of stock, with any fractional shares, and the cash and cash equivalent portions of the underlying stock account, being distributed in cash.

7.2 TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Subject to the following provisions of this Section, unless the Participant elects otherwise, distribution of the Participant’s vested Account shall normally be made or commence no later than the sixtieth (60) day after the later of the close of the Plan Year in which: (a) the Participant attains age sixty-five (65) (or Normal Retirement Date, if earlier), (b) occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant severs employment with the Employer. Distribution shall not be made to a Participant without his consent (and spouse’s consent, if required) if his vested Account exceeds $1,000 and such Account is immediately distributable (within the meaning of Section 1.411(a)-11(c)(4) of the IRS Regulations).

Notwithstanding the foregoing, upon the Administrator’s actual knowledge of a pending divorce or divorce proceeding, or the issuance (or possible issuance) of a domestic relations order regarding a Participant’s Account, such Account shall be frozen to prevent the Participant from taking withdrawals, loans or distributions against the portion of the Account, subject to, or potentially subject to, the domestic relations order. This freeze shall be removed promptly following the qualification of the domestic relations order in accordance with the Plan’s procedures or at such earlier time as the Administrator may reasonably determine.

Notwithstanding the foregoing, if the Participant’s vested Account does not exceed $1,000, the Participant’s entire vested Account shall be distributed to the Participant (or, in the event of the Participant’s death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies or otherwise terminates from employment.

A Participant who is not vested in any portion of his Account shall be deemed to have received distribution of such portion of his Account as of the end of the Plan Year following the Plan Year in which he terminates from employment.

In no event shall distribution of the Participant’s vested Account be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70½), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9)(C) of the Code), if later, the April 1st following the calendar year in which the Participant retires from employment with the Employer (the “required beginning date”).

Notwithstanding the foregoing, the provisions of this paragraph shall be subject to any prior election complying with the provisions of Section 242(b) of TEFRA.

Notwithstanding the provisions of Section 7.1, in the event distribution is required to be made while the Participant is employed by the Employer or to a terminated Participant, the Participant may elect to receive the minimum amount required to be distributed pursuant to the provisions of Section 401(a)(9) of the Code and the regulations thereunder.

7.3 FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

7.4 MINIMUM DISTRIBUTION REQUIREMENTS.

    (a) General Rules.
       (1) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions. Unless otherwise specified, the provisions of this Article will apply to calendar years beginning after December 31, 2002.
       (2) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan; provided, however, that this Article shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under Section 7.1 or Section 7.2.

       (3) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code.

    (b) Time and Manner of Distribution.

       (1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

       (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

          (A) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

          (B) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, and if distribution is to be made over the life or over a period certain not exceeding the life expectancy of the designated Beneficiary (if permitted under Section 7.1 of the Plan), distribution to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, or if the provisions of subsection (A) and (B) do not otherwise apply, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

          (D) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.4(b), other than Section 7.4(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of Sections 7.4(b) and 7.4(d), unless Section 7.4(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 7.4(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

       (3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 7.4(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

    (c) Required Minimum Distributions During Participant’s Lifetime.
       (1) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

          (A) the quotient obtained by dividing the Participant’s vested Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

          (B) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s vested Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

       (2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.4(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

    (d) Required Minimum Distributions After Participant’s Death.

       (1) Death On or After Date Distributions Begin.

          (A) Participant Survived by Designated Beneficiary. Subject to the provisions of this Article, if the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

             (i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

             (ii) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

             (iii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

          (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

       (2) Death Before Date Distributions Begin.

          (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 7.4(d)(1).

          (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

           (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A), this Section 7.4(d) will apply as if the surviving spouse were the Participant.

    (e) Definitions.

       (1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 7.7 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, of the Treasury regulations.

       (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.4(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

       (3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury regulations.

       (4) Participant’s Vested Account Balance. The vested Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the vested Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The vested Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

       (5) Required Beginning Date. The date specified in Section 7.2 of the Plan.

    (f) TEFRA Section 242(b)(2) Elections.

       (1) Notwithstanding the other requirements of this Article and subject to the requirements of Section 7.5, distribution on behalf of any Employee, including a 5-percent owner, who has made a designation under Section 242(b) of the Tax Equity and Fiscal Responsibility Act (a “Section 242(b)(2) Election”) may be made in accordance with all of the following requirements (regardless of when such distribution commences):

          (A) The distribution by the Plan is one which would not have disqualified such Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

          (B) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

          (C) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

          (D) The Employee had accrued a benefit under the Plan as of December 31, 1983.

          (E) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee’s death, the Beneficiaries of the Employee listed in order of priority.

      (2) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to distributions to be made upon the death of the Employee.

       (3) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements in subsections (A) and (E) above.

       (4) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the Section 242(b)(2) Election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

       (5) In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Section 1.401(a)(9)-8, Q&A-14 and 15, of the Treasury regulations shall apply.

7.5 JOINT AND SURVIVOR ANNUITY. This Section shall apply only to the portion of a Participant's vested Account, if any, derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 (including but not limited to the Employer’s money purchase pension plan, which merged into this Plan effective December 31, 2003).

    (a) Annuity Form of Payment. If distribution of a Participant's vested Account balance commences during his lifetime, the portion of his vested Account (which is subject to the provisions of this Section 7.5) shall be applied to the purchase of a "single life annuity" for a Participant who is unmarried as of his benefit commencement date, or if the Participant is married as of his benefit commencement date, applied to the purchase of a "qualified joint and survivor annuity".

A "qualified joint and survivor annuity" is an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%), and not more than one hundred percent (100%), of the amount of the annuity which is payable during the joint lives of the Participant and his spouse. The percentage of the survivor annuity under the Plan shall be fifty percent (50%).

A "single life annuity" is an annuity for the life of the Participant.

    (b) Waiver of Annuity. The Participant may, at any time during the "election period", elect to waive the annuity form of payment described above and elect an optional form of payment set forth under Section 7.1.

The "election period" under this Section shall be the ninety (90)-day period (for Plan Years beginning after December 31, 2006, one hundred and eighty (180) days) prior to the "annuity starting date," which date shall be the first day of the first period in which an amount is payable as an annuity or, if such benefit is not payable as an annuity, the first day on which the Participant may begin to receive distribution from the Plan.

An election to waive the applicable annuity form of payment under the Plan must be made in writing in a form acceptable to the Administrator. In addition, an election by a married Participant to waive the qualified joint and survivor annuity shall not take effect unless (1) the Participant's spouse consents in writing to the election, (2) the election designates a specific alternate Beneficiary, if applicable, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (unless the Participant's spouse expressly permits designations by the Participant without any further spousal consent), (3) the spouse's consent acknowledges the effect of the election, and (4) the spouse's consent is witnessed by a Plan representative or a notary public. In addition, the Participant's waiver of a qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Participant's spouse expressly permits designation by the Participant without any further spousal consent). Notwithstanding the foregoing, spousal consent hereunder shall not be required if it is established to the satisfaction of the Administrator that the spouse's consent cannot be obtained because such spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code.

Any consent by a spouse obtained under this Section (or establishment that the consent of such spouse cannot be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below. In addition, any waiver made in accordance with this Section may be revoked at any time prior to the commencement of benefits under the Plan. A Participant is not limited to the number of revocations or elections that may be made hereunder.

To the extent required under applicable law, effective for Plan Years beginning after December 31, 2007, a Participant who elects to waive the qualified joint and survivor annuity form of benefit, if offered under the Plan, shall be entitled to elect the “qualified optional survivor annuity” at any time during the applicable election period. Furthermore, the written explanation of the joint and survivor annuity shall explain the terms and conditions of the “qualified optional survivor annuity.”

For such purposes, the term “qualified optional survivor annuity” means an annuity:

(1) for the life of the Participant, with a survivor annuity for the life of the spouse which is equal to the “applicable percentage” of the amount of the annuity which is payable during the joint lives of the Participant and his or her spouse; and

(2) which is the actuarial equivalent of a single annuity for the life of the participant.
Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.
The “applicable percentage” shall be based on the survivor annuity percentage (i.e., the percentage which the survivor annuity under the Plan’s qualified joint and survivor annuity bears to the annuity payable during the joint lives of the Participant and his or her spouse). For this purpose, if the survivor annuity percentage is less than seventy-five percent (75%), then the “applicable percentage” shall be seventy-five percent (75%); otherwise, the “applicable percentage” shall be fifty percent (50%).

    (c) Notice Requirement. The Administrator shall provide to each Participant, not less than thirty (30) days, and not more than ninety (90) days (for Plan Years beginning after December 31, 2006, one hundred and eighty (180) days), prior to the commencement of benefits, a written explanation of:

       (1) the terms and conditions of the qualified joint and survivor annuity or life annuity;

       (2) the Participant's right to waive such applicable annuity and the effect of such waiver;

       (3) the rights of the Participant's spouse regarding the required consent to an election to waive the qualified joint and survivor annuity; and

       (4) the right to make, and the effect of, a revocation of an election to waive the applicable annuity.

    (d) Restrictions. Notwithstanding anything contained herein to the contrary, if the portion of the vested balance of the Participant's Account subject to this Section 7.5 does not exceed $1,000, distribution of the Participant's vested Account shall be made in the form of a lump-sum payment. However, no distribution shall be made pursuant to this subsection after the first day of the first period for which an amount is payable as an annuity unless the Participant and the Participant's spouse, if applicable, consent in writing to such distribution. For purposes of this subsection, "vested balance of a Participant's Account" shall mean the aggregate value of a Participant's vested Account balance attributable to Employer contributions, Employee contributions and rollover contributions, if applicable, whether vested before or upon the death of a Participant.

7.6 AMOUNT OF DEATH BENEFIT

    (a) Death Before Termination of Employment. In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant's Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant's Account being payable to his Beneficiary.

    (b) Death After Termination of Employment. In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant's Account shall be paid to the Participant's Beneficiary.

7.7 DESIGNATION OF BENEFICIARY. Each Participant shall designate a Beneficiary in a manner acceptable to the Administrator to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant. However, subject to Section 7.5(b) no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant's spouse has signed a written consent witnessed by a Plan representative or a notary public, which provides for the designation of an alternate Beneficiary.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. A designation of a Beneficiary made by a Participant shall cease to be effective upon his marriage or remarriage. In addition, a spousal Beneficiary designation shall cease to be effective upon written notification to the Administrator of the divorce of the Participant and such spouse. In the absence of an effective designation of Beneficiary, or if no designated Beneficiary is surviving as of the date of the Participant’s death, any death benefit shall be paid to the surviving spouse of the Participant, or, if no surviving spouse, to the Participant’s surviving issue, by right of representation, or, if none, to the Participant’s surviving parents, or, if none, to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

In the event a Beneficiary survives the Participant, but dies before receipt of all payments due that Beneficiary hereunder, any benefits remaining to be paid to the Beneficiary shall be paid to the Beneficiary’s estate.

7.8 DISTRIBUTION OF DEATH BENEFITS. Subject to the provisions of Section 7.2 and 7.9 below, if applicable, the Beneficiary shall be allowed to designate the mode of receiving benefits in accordance with Section 7.1, unless the Participant had designated a method in writing and indicated that the method was not revocable by the Beneficiary.

    (a) Distribution Beginning Before Death. If the Participant dies after distribution of his vested Account has commenced, any survivor’s benefit must be paid at least as rapidly as under the method of payment in effect at the time of the Participant’s death.

    (b) Distribution Beginning After Death. If the Participant dies before distribution of his vested Account has commenced, distribution of the Participant’s vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, except as provided below:

       (i) if any portion of the Participant’s vested Account is payable to a designated Beneficiary, and if distribution is to be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary (if permitted under Section 7.1 above) such payments shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

       (ii) if the designated Beneficiary is the Participant’s surviving spouse, the date distribution is required to begin shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½).

For purposes of this paragraph (b), if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this paragraph, with the exception of paragraph (ii) herein, shall be applied as if the surviving spouse were the Participant.

Notwithstanding the foregoing, if the Participant has no designated Beneficiary (within the meaning of Section 401(a)(9) of the Code and the regulations thereunder), distribution of the Participant’s vested Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

Nothing within this Section shall, however, invalidate any Participant's previous designation of a mode of paying death benefits, provided such designation was made prior to January 1, 1984 and was in accordance with all requirements announced by the Internal Revenue Service with respect to the transitional rule established under Section 242(b) of TEFRA. No modification of the mode set out in any such election shall be allowed, however, unless it is in compliance with this Section 7.8.

7.9 QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY. The provisions of this Section shall apply only to the portion of a Participant's Account, if any, derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 (including but not limited to the Employer’s money purchase pension plan, which merged into this Plan effective December 31, 2003).

    (a) If a Participant dies before distribution of benefits has commenced and is survived by his spouse, the portion of his vested Account which is subject to the provisions of this Section shall be applied to the purchase of an annuity for the life of the Participant’s surviving spouse. The Participant’s surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.

    (b) The Participant may elect to waive such survivor annuity death benefit and/or revoke any such election at any time during the period commencing on the first day of the Plan Year in which the Participant attains age thirty-five (35) (or the date he terminates employment, if earlier) and ending on the date of his death. Any election to waive the survivor annuity death benefit, however, shall not take effect unless it is accompanied by the written consent of the Participant's spouse, which consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public. A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the qualified pre-retirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified pre-retirement survivor annuity in such terms as are comparable to the explanation required under Section 7.9(c). Qualified pre-retirement survivor annuity coverage shall be reinstated automatically as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section.

The election to waive such survivor annuity death benefit must be made in writing in a form acceptable to the Administrator and must include the Participant's designation of a Beneficiary. The designation of a Beneficiary may not be changed unless a new consent is signed by the Participant's spouse.

In the event of such an election, hereunder, any death benefit (otherwise payable in accordance with this Section) shall be paid to the Participant's Beneficiary in a manner selected by the Beneficiary or Participant subject to the provisions of Section 7.8.

    (c) The Administrator shall furnish to each Participant, subject to the provisions of this Section 7.9, a written explanation of: (1) the terms and conditions of the survivor annuity death benefit; (2) the Participant's right to make, and the effect of, an election to waive the survivor annuity death benefit, and to revoke such election; and (3) the right of the Participant's spouse to prevent such an election by withholding the necessary consent. Such explanation shall be provided to the Participant within the period beginning on the later of the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), or within a reasonable period after the Participant commences participation in the Plan, or after the Participant separates from Service if the Participant has not attained age thirty-five (35) at the time of his termination from employment.

For purposes of the preceding paragraph, a "reasonable period" shall mean the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

Following the Participant’s death, if such death benefit is to be paid to the Participant’s surviving spouse in the form of a survivor annuity, the surviving spouse may elect to waive the survivor annuity and receive any optional form of death benefit available under the Plan.
Notwithstanding the foregoing, the provisions of this Section shall not apply if the portion of the vested balance of the Participant's Account subject to this Section 7.9 does not exceed $1,000.

7.10 ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.10 shall apply to distributions made under the Plan after December 31, 2001.

    (a) A "distributee" (as hereinafter defined) may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" (as hereinafter defined) paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

    (b) Definitions:

       (i) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution described in Section 8.2. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code (or described in Section 408A of the Code for “designated Roth contributions” (within the meaning of Section 402A of the Code)), or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible and, if applicable, as required under Section 402A of the Code.

       (ii) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

       If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

       (iii) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse, and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

       (iv) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

    (c) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

       (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

       (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

    (d) If a distribution is one to which Sections 401(a)(11) and 417 of the Code applies, the distribution may commence less than thirty (30) days, but not less than seven (7) days, after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that the requirements of paragraphs (c)(i) and (c)(ii) above are satisfied with respect to both the Participant and the Participant’s spouse, if applicable.

For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer distribution shall also describe the consequences of failing to defer receipt of the distribution in accordance with the requirements of applicable law. In addition, any reference to the ninety (90) day maximum notice period prior to distribution in applying the notice requirements of Code Sections 402(f), 411(a)(11) and 417 will become one hundred and eighty (180) days.

For taxable years beginning after December 31, 2006, a Participant may elect to transfer any after-tax and/or designated Roth contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to separately account for amounts so transferred, including accounting separately for the portion(s) of such distribution which are includable, and not includable, in gross income.

For distributions made after December 31, 2007, a Participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code Section 408A(b), subject to the requirements of applicable law.

For distributions after December 31, 2006, a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations promulgated thereunder, may roll over his distribution, in accordance with the requirements of applicable law and in accordance with procedures established by the Administrator, to an individual retirement account (or other permissible eligible retirement plan) established by or for the Beneficiary for purposes of receiving the distribution. In order to be able to rollover the distribution, the distribution must otherwise satisfy the definition of an “eligible rollover distribution” (within the meaning of Code Section 402(f)(2)(A)).

ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS

8.1 LOANS

    (a) Permissible Amount and Procedures. Upon the application of a Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance (excluding any amounts transferred from the Employer’s money purchase pension plan, which merged into this Plan effective December 31, 2003). The Participant's signature shall be required on a promissory note. The rate of interest on any such loan shall be equal to the “Prime Rate” (as reported in The Wall Street Journal on the date the loan is initiated) plus one and one half percent (1½%). Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account.

    (b) Limitation on Amount of Loans. A Participant's loan shall not exceed the lesser of:

       (1) $50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve (12)-month period; or

       (2) one-half (½) of the vested value of the Participant's Account, determined as of the Valuation Date preceding the date of the Participant's loan.

       (3) The Participant’s vested Account balance, excluding any amounts transferred from the Employer’s money purchase pension plan (which merged into this Plan effective December 31, 2003).

Any loan must be repaid within five (5) years (or such longer period permitted by law), unless made for the purpose of acquiring the primary residence of the Participant, in which case such loan may be repaid over a longer period of time not to exceed ten (10) years. The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this requirement shall not apply for any period as may apply under Section 414(u) of the Code, in the event a Participant is on a leave of absence for a period of military service. However, the loan must be repaid by the latest date permitted under Sections 72(p)(2)(B) and 414(u) of the Code and the installments due after the leave of absence due to military service ends must not be less than those required under the terms of the original loan.

If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.

If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note. If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant's Beneficiary under the provisions of the Plan.
In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer's related group (within the meaning of Section 2.5(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of Section 72(p) of the Code.

8.2 HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant's Account attributable to his elective deferrals (within the meaning of Section 4.1), without regard to earnings received after December 31, 1988, and without regard to any Fail-Safe Contributions or Qualified Matching Contributions (within the meaning of Section 10.2 below), or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator.

Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to: (a) pay expenses for (or to obtain) medical care that would be deductible under Section 213(d) of the Code determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income; (b) purchase the principal residence of the Participant (excluding mortgage payments); (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code, and without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code); (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence; (e) pay funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and without regard to Section 152(d)(1)(B) of the Code); or (f) repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income). Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant's Account shall be reduced accordingly.

A distribution shall be deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

    (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

    (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

    (3) The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective deferrals (within the meaning of Section 4.1) and any after-tax contributions under Section 4.5 to the Plan and all other plans maintained by the Employer for six (6) months after receipt of the hardship distribution. For this purpose the phrase "all other plans maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase also includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

8.3 WITHDRAWALS AFTER AGE 59½. After attaining age fifty-nine and one-half (59½), a Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account attributable to his elective deferrals (within the meaning of Section 4.1) and matching contributions made under Section 4.2(a) and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator.

8.4 WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS. A Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any after-tax contributions made to the Plan and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator.

8.5 WITHDRAWALS OF ROLLOVER CONTRIBUTIONS. A Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any rollover contributions made to the Plan and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator.

8.6 WITHDRAWALS OF DISCRETIONARY CONTRIBUTIONS. A Participant who is employed by AVX Filters Corporation and is 100% vested in his Account attributable to Employer discretionary contributions may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any Employer discretionary contributions made to the Plan and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

8.7 HEART ACT PROVISIONS.

    (a) Death benefits. In the case of a Participant’s death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Beneficiary(ies) (or surviving spouse, if the qualified joint and survivor annuity or qualified pre-retirement survivor annuity rules apply) of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death.

    (b) Differential wage payments. For years beginning after December 31, 2008, (i) a Participant receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

    (c) Severance from employment. For years beginning after December 31, 2008 and for purposes of Code Section 401(k)(2)(B)(i)(I), an individual shall be treated as having severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).
If a Participant elects to receive a distribution by reason of such severance from employment, the Participant may not make an elective deferral or employee contribution during the six (6)-month period beginning on the date of such distribution.

ARTICLE NINE --ADMINISTRATION OF THE PLAN

9.1 PLAN ADMINISTRATION. The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and a "named fiduciary" (for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator. The Employer, by action of its board or directors, may also designate a person, a committee of persons, and/or other entity as a named fiduciary or named fiduciaries. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator; provided, however, that the Administrator may delegate any of its powers, authority, duties or responsibilities to any person or committee of persons, such delegation to be in accordance with ERISA Section 405. The Administrator shall have full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Administrator believes are necessary and advisable for the administration of the Plan. Any determination made by the Administrator shall be final and binding on all parties, and shall be given the maximum deference allowed by law.

In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities), (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper's fees, and the fees of any benefit consulting firm, shall be paid by the Plan (either from forfeitures or charged directly to Participant Accounts), or shall be paid by the Employer if, and to the extent, the Employer so elects. In this regard, any Participant who is not a current Employee shall have his Accounts charged with the Participant’s share (as determined by the Employer) of the recordkeeping and administrative expenses incurred by the Plan. The Accounts of Participants who are current Employees shall not be charged such expenses. In addition, any expenses incurred by the Plan in connection with the review, compliance or administration of a domestic relations order intending to be a “qualified domestic relations order” within the meaning of Section 414(p) of the Code shall be charged to the Participant’s Accounts to which the order relates. To the extent required by applicable law, compensation may not be paid by the Plan to full-time Employees of the Employer.

In the event the Employer pays the expenses of administering the Plan, the Employer may seek reimbursement from the Plan for the payment of such expenses. Reimbursement shall be permitted only for Plan expenses paid by the Employer within the last twelve (12)-month period.

The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.
The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business. As a named fiduciary, the Administrator is required to discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

9.2 CLAIMS PROCEDURE

Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the "claimant") must be submitted in writing to the Administrator. Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

If a claim is denied in whole or in part, the Administrator shall notify the claimant within ninety (90) days after receipt of the claim (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period).

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

    (i) the specific reason or reasons for the denial of the claim;

    (ii) the specific references to the pertinent Plan provisions on which the denial is based;

    (iii) a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

    (iv) a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim; and

    (v) a statement about the claimant’s right to bring civil action under Section 502(a) under ERISA if the claim is denied on review.
Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents (free of charge) pertinent to the denial, and to submit issues and comments in writing. Any appeal of the denial must be given to the Administrator within the period of time prescribed under (a)(iv) above. If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator’s adverse determination shall be final, binding and conclusive.
The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The Administrator shall advise the claimant of the results of the review within sixty (60) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, the claimant’s right to receive free of charge upon written request, reasonable access to and copies of, all Plan documents, records, and other information relevant to the claim, and a statement about the claimant’s right to bring a civil action under Section 502(a) of ERISA. The decision of the Administrator shall be final, binding and conclusive.

9.3 TRUST AGREEMENT. The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS

10.1 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS. Notwithstanding any other provision of the Plan, "Excess Elective Deferrals" (as defined below) (and income or loss allocable thereto, including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Elective Deferrals for the preceding calendar year.

"Excess Elective Deferrals" shall mean the amount of Elective Deferrals (as defined below) for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant’s designation: shall be submitted to the Administrator in writing no later than March 1; shall specify the Participant’s Excess Elective Deferrals for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if the Excess Elective Deferrals is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. Excess Elective Deferrals shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

An Excess Elective Deferral, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the Elective Deferrals were made. A Participant who has an Excess Elective Deferral for a taxable year, taking into account only his Elective Deferrals under the Plan or any other plans of the Employer (including any member of the Employer’s related group (within the meaning of Section 2.5(b)), shall be deemed to have designated the entire amount of such Excess Elective Deferral.

Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. For purposes of this Section 10.1, whenever reference is made to the income or loss allocable to an Excess Elective Deferral, such income or loss shall be determined as follows. The income or loss allocable to Excess Elective Deferrals allocated to each Participant is the sum of: (i) income or loss allocable to the Participant's deferred amounts for the Plan Year multiplied by a fraction, the numerator of which is the Excess Elective Deferrals made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to the Participant's Elective Deferrals on the last day of the Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

For purposes of this Article Ten, "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary deferral reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Section 408(k)(6) of the Code, and SIMPLE
IRA Plan described in Section 408(p) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

Notwithstanding the foregoing, for Plan Years beginning after December 31, 2007, the Administrator shall not calculate and distribute income for the period after the close of the Plan Year in which the Excess Elective Deferral occurred and prior to the distribution of such Excess Elective Deferral.

10.2 LIMITATIONS ON 401(k) CONTRIBUTIONS

(a) Actual Deferral Percentage Test ("ADP Test"). Amounts contributed as elective deferrals under Section 4.1(a) and, if so elected by the Employer, "Qualified Matching Contributions" (as defined below) and any Fail-Safe Contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code. For purposes of this Section, these amounts are referred to as the "deferred amounts." For purposes of the "actual deferral percentage test" described below, (i) such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to make deferrals, or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to make deferrals, would have been received by the Participant within two and one-half (2½) months after the close of the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the deferred amounts used in such test.

For purposes of this Section, "Qualified Matching Contributions" shall mean matching contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code and satisfy Section 1.401(k)-2(a)(6) of the IRS Treasury regulations.

Subject to subsection (c) below, as of the last day of each Plan Year, the deferred amounts for the Participants who are Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

    (1) The actual deferral percentage for the eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

    (2) The actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage of eligible Participants who are Nonhighly-Compensated Employees
for the Plan Year multiplied by two (2), provided that the actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points.

Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the actual deferral percentage of the Nonhighly-Compensated Employees for the prior Plan Year; provided, however, the change in testing methods complies with the requirements set forth in the Final 401(k) and 401(m) Regulations and any other superseding guidance.

In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the actual deferral percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only elective deferrals (within the meaning of Section 4.1) for those Nonhighly-Compensated Employees that were taken into account for purposes of the actual deferral percentage test (and not the actual contribution percentage test) under the current year testing method for the prior year.

For purposes of the above tests, the "actual deferral percentage" shall mean for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) deferred amounts actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant’s compensation (within the meaning of Section 1.6 of the Plan or, if the Employer chooses, Participant’s compensation determined by using any other definition of compensation that satisfies the nondiscrimination requirements of Section 414(s) of the Code and the regulations thereunder. For purposes hereof, the Participant’s compensation shall be referred to as “414(s) Compensation.” An Employer may limit the period taken into account for determining 414(s) Compensation to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year. Deferred amounts on behalf of any Participant shall include (1) any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Nonhighly-Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) Qualified Matching Contributions and Fail-Safe Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

For purposes of this Section 10.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement. In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan. If the Employer elects by Plan amendment to use the prior year testing method, any adjustments to the Nonhighly-Compensated Employee actual deferral percentage for the prior year shall be made in accordance with the Final 401(k) and 401(m) Regulations. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same average actual deferral percentage testing method.

The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.
In the event the actual deferral percentage test is not satisfied for a Plan Year, the Employer, in its discretion, may make a Fail-Safe Contribution for eligible Participants who are Nonhighly-Compensated Employees, to be allocated among their Accounts in proportion to their compensation for the Plan Year. For purposes of this paragraph, “compensation” shall mean compensation used for the actual deferral percentage test.

(b) Distributions of Excess Contributions.

    (1) In General. If the actual deferral percentage test of Section 10.2(a) is not satisfied for a Plan Year, then the "excess contributions", and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made. However, for Plan Years beginning after December 31, 2007, if such excess contributions are distributed later than two and one-half (2½) months (or such longer period as permitted by applicable law and/or regulatory guidance) following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

    (2) Excess Contributions. For purposes of this Section, "excess contributions" shall mean, with respect to any Plan Year, the excess of:

       (A) The aggregate amount of Employer contributions actually taken into account in computing the numerator of the actual deferral percentage of Highly-Compensated Employees for such Plan Year, over

       (B) The maximum amount of such contributions permitted by the ADP Test under Section 10.2(a) (determined by hypothetically reducing contributions made on behalf of Highly-Compensated Employees in order of the actual deferral percentages, beginning with the highest of such percentages).
Excess contributions shall be allocated to the Highly-Compensated Employees with the highest dollar amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the highest dollar amount of such contributions and continuing in descending order until all the excess contributions have been allocated. For purposes of the preceding sentence, the "highest dollar amount" is determined after distribution of any excess contributions. To the extent a Highly-Compensated Employee has not reached his catch-up contribution limit (set forth in Section 4.1(e) of the Plan), excess contributions allocated to such Highly-Compensated Employee are catch-up contributions and will not be treated as excess contributions.

    (3) Determination of Income. Excess contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess contributions allocated to each Participant is the sum of: (i) income or loss allocable to the Participant's deferred amounts for the Plan Year multiplied by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to the Participant's deferred amounts on the last day of the Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.
Notwithstanding the foregoing, for Plan Years beginning after December 31, 2007, the Administrator shall not calculate and distribute income for the period after the close of the Plan Year in which the excess contribution occurred and prior to the distribution of such excess contribution.

    (4) Accounting for Excess Contributions. Excess contributions shall be distributed from that portion of the Participant's Account attributable to such deferred amounts to the extent allowable under Treasury regulations.

(c) ADP Test Safe Harbor Rules. Notwithstanding anything contained in this Article to the contrary, the provisions of this paragraph (c) shall apply for the Plan Year and any provisions relating to the average actual deferral percentage test (as set forth in paragraph (a) above) shall not apply. The Plan shall satisfy both the notice requirement and the contribution requirement described below. The safe-harbor contribution requirement must be satisfied without regard to Section 401(l) of the Code. Under the nonelective contribution requirement, the nonelective contribution shall be made on behalf of each Participant who is eligible to receive Employer fixed contributions under Section 3.1. For purposes of this Section, the Plan Year shall equal twelve (12) consecutive months.

Notwithstanding the foregoing, the safe-harbor testing provisions of this subsection (c) shall not apply to any Participant who has not satisfied the greatest minimum age and service requirement permitted under Section 410(a) of the Code. In such event, Participants failing to satisfy such Code Section 410(a) minimum age and service requirement shall be disaggregated into a separate plan, which plan shall be subject to the testing provisions of subsections (a) and (b) above.

       (i) Notice Requirement. At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Administrator shall provide each Employee eligible to participate in the Plan with notice in writing in a manner calculated to be understood by the average eligible Employee, or through an electronic medium reasonably accessible to such Employee, of the contribution requirement described below, any other contributions under the Plan, and the conditions under which such contributions are made, the type and amount of Compensation that may be deferred under the Plan, the procedures for making deferrals (within the meaning of Section 4.1) and the administrative and timing requirements that apply, the periods available under the Plan for making elective deferrals, the plan to which safe-harbor contributions will be made (if different than the Plan), and the withdrawal and vesting provisions applicable to contributions under the Plan. With respect to the election periods referenced in the preceding sentence, an eligible Employee may make and/or modify his elective deferral election on a daily basis; provided, however, that an eligible Employee may make or modify an election during the thirty (30)-day period immediately following receipt of the notice requirement. During the ninety (90) day period ending with the day an Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Employee. Notwithstanding the foregoing, the notice shall satisfy both the content requirement and timing requirement of IRS Notice 98-52 and IRS Notice 2000-3, and any subsequent guidance issued by the IRS, or any regulations issued under Section 401(k)(12) of the Code.

       (ii) Safe-Harbor Nonelective Contribution. The Employer shall make a nonelective (“fixed”) contribution of five percent (5%) of such eligible Participant’s Compensation to a defined contribution plan on behalf of each eligible Participant without regard to whether such Participant makes elective deferrals and/or after-tax contributions under Article Four. If an Employee becomes eligible to receive an allocation of a fixed contribution made under Section 4.2(e) as of July 1 of a Plan Year, the Employer’s allocation for that Plan Year will be based on only the Compensation received from that date on.
Nonelective contributions under this Section 10.2(c) shall be fully and immediately vested under Section 6.1 and shall not be distributable prior to:

          A. the Participant’s severance from employment, Disability, or death; or

          B. the Participant’s attainment of age fifty-nine and one-half (59½); or

          C. the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of an alternative defined contribution plan by the Employer or an affiliated employer within the period ending twelve (12) months after distribution from all assets from the Plan. For this purpose, a defined contribution plan is not treated as an alternative defined contribution plan if it is an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409(a)), a simplified employee pension (as defined in Code Section 408(k)), a SIMPLE IRA plan (as defined in Section 408(p)), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f).

10.3 NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS

    (a) Average Contribution Percentage Test ("ACP Test"). To the extent required by applicable law, the provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2(a) and such matching contributions are not used to satisfy the actual deferral percentage test of Section 10.2 and/or in the event Employee after-tax contributions are made to the Plan under Section 4.5. Any Employee after-tax contributions that are used to satisfy the average contribution percentage test shall satisfy the requirements of Section 1.401(m)-2(a)(6) of the IRS Treasury Regulations.
Subject to subsection (c) below, as of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

       (1) The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

          (2) The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points.

Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the average contribution percentage of the Nonhighly-Compensated Employees for the prior Plan Year; provided, however, the change in testing methods complies with the requirements set forth in the Final 401(k) and 401(m) Regulations and any other superseding guidance.

In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average contribution percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only (a) after-tax contributions for those Nonhighly-Compensated Employees for the prior year, and (b) matching contributions for those Nonhighly-Compensated Employees that were taken into account for purposes of the average contribution percentage test (and not the average actual deferral percentage test) under the current year testing method for the prior year.

For purposes of the above tests, the "average contribution percentage" shall mean the average (expressed as a percentage) of the contribution percentages of the "eligible Participants" in each group. The "contribution percentage" shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions, and, if applicable, Employee after-tax contributions, and elective deferrals under Section 4.1 (to the extent such elective deferrals are not used to satisfy the actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant's compensation (within the meaning of Section 1.6 of the Plan or, if the Employer chooses, Participant’s compensation determined by using any other definition of compensation that satisfies the nondiscrimination requirements of Section 414(s) of the Code and the regulations thereunder. For purposes hereof, the Participant’s compensation shall be referred to as “414(s) Compensation.” An Employer may limit the period taken into account for determining 414(s) Compensation to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year. Such average contribution percentage shall be determined without regard to matching contributions that are used either to correct excess contributions hereunder or because contributions to which they relate are excess deferrals under Section 10.1 or excess contributions under Section 10.2. “Eligible Participant” shall mean each Employee who is eligible to receive Employer matching contributions or make after-tax contributions.

For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Employer matching contributions, elective deferrals and/or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions were made under a single plan.

In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan. If the Employer elects by Plan amendment to use the prior year testing method, any adjustments to the Nonhighly-Compensated Employee actual contribution percentage for the prior year shall be made in accordance with the Final 401(k) and 401(m) Regulations. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same average contribution percentage testing method.

The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    (b) Distribution of Excess Employer Matching Contributions.

       (1) In General. If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the "excess aggregate contributions", and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer matching contributions under Section 4.2. To the extent that such "excess aggregate contributions" are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such "excess aggregate contributions" were made. However, for Plan Years beginning after December 31, 2007, if such excess aggregate contributions are distributed later than two and one-half (2½) months (or such longer period as permitted by applicable law and/or regulatory guidance) following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions. For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess aggregate contributions shall be considered annual additions.

       (2) Excess Aggregate Contributions. For purposes of this Section, "excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of:

          (A) The aggregate amount of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals under Section 4.1 (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) actually taken into account in computing the numerator of the actual contribution percentage of Highly-Compensated Employees for such Plan Year, over

          (B) The maximum amount of such contributions permitted by the ACP Test under Section 10.3(a) (determined by hypothetically reducing contributions made on behalf of Highly-Compensated Employees in order of the actual contribution percentages, beginning with the highest of such percentages).

Excess contributions shall be allocated to the Highly-Compensated Employee with the largest "contribution percentage amounts" (as defined below) taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest amount of such contribution percentage amounts and continuing in descending order until all the excess aggregate contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions.

For purposes of the preceding paragraph, "contribution percentage amounts" shall mean the sum of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) made under the Plan on behalf of the Participant for the Plan Year.

       (3) Determination of Income. Excess aggregate contributions shall be adjusted for an income or loss up to the date of distribution. The income or loss allocable to excess contributions allocated to each Participant is the sum of: (i) income or loss allocable to the Employer matching contributions and, if applicable, Employee after-tax contributions, and such elective deferrals for the Plan Year multiplied by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to Employer matching contributions and, if applicable, Employee after-tax contributions, and such elective deferrals (to the extent not used to satisfy the average actual percentage test of Section 10.2) on the last day of the Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

       Notwithstanding the foregoing, for Plan Years beginning after December 31, 2007, the Administrator shall not calculate and distribute income for the period after the close of the Plan Year in which the excess aggregate contribution occurred and prior to the distribution of such excess aggregate contribution.

Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.
To the extent permitted by applicable law, the Plan may be disaggregated under Section 4.10(b)-7(c) of the Income Tax Regulations, in which case the testing provisions of 10.2 and 10.3, above, may separately apply to the disaggregated plans.

    (c) ACP Test Safe Harbor Rules. Notwithstanding anything contained in this Article to the contrary, the provisions of this paragraph (c) shall apply for the Plan Year and any provisions relating to the average contribution percentage test (as set forth in paragraph (a) above) shall not apply. The Plan shall satisfy both the notice and contribution requirement described in Section 10.2(c). Provided, however, that in the event matching contributions are made to the Plan: (i) matching contributions are not made with respect to elective deferrals or after-tax contributions that in the aggregate exceed six percent (6%) of the Participant’s Compensation; (ii) the rate of matching contributions does not increase as a Participant’s rate of elective deferrals or after-tax contributions increases; and (iii) the rate of matching contributions for Highly-Compensated Employees is not greater than the rate of matching contributions for Nonhighly-Compensated Employees at any rate of elective deferrals and/or after-tax contributions. In addition, the Employer shall be permitted to impose restrictions on election periods, amount of elective deferrals, types of compensation that may be deferred, and restrictions due to limitations under the Code only to the extent permitted under IRS Notice 98-52 and any subsequent guidance or regulations issued by the Internal Revenue Service.

    Notwithstanding the foregoing, the safe-harbor testing provisions of this subsection (c) shall not apply to any Participant who has not satisfied the greatest minimum age and service requirement permitted under Section 410(a) of the Code. In such event, Participants failing to satisfy such Code Section 410(a) minimum age and service requirement shall be disaggregated into a separate plan, which plan shall be subject to the testing provisions of subsections (a) and (b) above.

    If the Plan satisfies an ADP safe-harbor under Section 10.2(c), the discretionary Employer matching contribution shall not be subject to the average contribution percentage test under Section 10.3; provided, however, such discretionary matching contribution does not exceed four percent (4%) of the Participant’s Compensation. In the event the discretionary Employer matching contribution exceeds four percent (4%) of the Participant’s Compensation, the ACP test shall apply.

    The average contribution percentage test shall apply with respect to after-tax contributions.

    Matching contributions shall be taken into account for a Plan Year under the average contribution percentage test safe-harbor provided such matching contributions are allocated to the Participant’s account under the terms of the Plan as of any date within the Plan Year, are actually paid to the Trust no later than twelve (12) months after the close of the Plan Year, and are made on behalf of a Participant on account of the Participant’s elective deferrals or after-tax contributions for the Plan Year.

ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS

11.1 RULES AND DEFINITIONS

(a) Rules. The following rules shall limit additions to Participants' Accounts for limitation years and Plan Years beginning on or after July 1, 2007:

    (1) If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant's Account for any limitation year shall not exceed the lesser of the "maximum permissible" amount (as hereafter defined) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

    (2) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

    (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual compensation for the limitation year.

    (4) If the limitations of Section 415 of the Code are exceeded, such excess amount shall be corrected in accordance with the requirements of applicable law, including pursuant to the Employee Plans Compliance Resolution System.

    (5) If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant's account under all such plans for any such limitation year shall not exceed the maximum permissible amount. Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any defined contribution pension plan. If both plans are discretionary contribution plans, they shall first be reduced under this Plan. Any excess amount attributable to this Plan shall be disposed of in the manner described in Section 11.1(a)(4).

(b) Definitions.

    (1) Annual additions. The following amounts credited to a Participant's Account for the limitation year shall be treated as annual additions:

       (A) Employer contributions;

       (B) Elective deferrals (within the meaning of Section 4.1);

       (C) Employee after-tax contributions, if any;

       (D) Forfeitures, if any; and

       (E) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

       Employer and employee contributions taken into account as annual additions shall include "excess contributions" as defined in Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401(m)(6)(B) of the Code, and "excess deferrals" as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute excess deferrals that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

       For this purpose, any excess amount applied under Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

    (2) Compensation. For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, elective deferrals (as defined in Section 402(g)(3) of the Code) made by an Employee to the Plan and any amount contributed or deferred by an Employee on an elective basis and not includable in the gross income of the Employee under Section 125, 132(f), or 457 of the Code. Notwithstanding the foregoing, Compensation for purposes of this Section shall exclude the following:

       (A) Except as provided in the preceding paragraph of this Section 11.1(b)(2), Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

       (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

       (C) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

       (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

       (E) Amounts in excess of the applicable Code Section 401(a)(17) limit.

       Compensation shall be measured on the basis of compensation paid in the limitation year.

       Any compensation described in this Section 11.1(b)(2) does not fail to be Compensation merely because it is paid after the Participant’s severance from employment with the Employer, provided the Compensation is paid by the later of 2½ months after severance from employment with the Employer or the end of the limitation year that includes the date of severance from employment. In addition, payment for unused bona fide sick, vacation or other leave shall be included as Compensation if (i) the Participant would have been able to use the leave if employment had continued, (ii) such amounts are paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment and (iii) such amounts would have been included as Compensation if they were paid prior to the Participant’s severance from employment with the Employer.

    (3) Defined contribution dollar limitation. This shall mean $40,000, as adjusted under Section 415(d) of the Code.

    (4) Employer. This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

    (5) Limitation year. This shall mean the Plan Year, unless the Employer elects a different twelve (12) consecutive month period. The election shall be made by the adoption of a Plan amendment by the Employer. If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

    (6) Maximum permissible amount. Except to the extent permitted under Section 4.1(e) and Section 414(v) of the Code, if applicable, this shall mean an amount equal to the lesser of the defined contribution dollar limitation or one hundred percent (100%) of the Participant's compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year
12

ARTICLE TWELVE--AMENDMENT AND TERMINATION

12.1 AMENDMENT. The Employer reserves the right to amend, or modify the Plan at any time, or from time to time, in whole or in part. To the extent permitted by board resolutions of the Employer, any amendment may be adopted by action of a named fiduciary appointed pursuant to Section 9.1 to which the Employer as Administrator has delegated the authority to amend the Plan. Any such amendment shall become effective under its terms upon adoption by the Employer, or named fiduciary, as the case may be. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment shall be made to the Plan which shall:

    (a) make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

    (b) decrease a Participant’s account balance or eliminate an optional form of payment (unless permitted by applicable law) with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective; or

    (c) alter the schedule for vesting in a Participant's Account with respect to any Participant with three (3) or more Years of Service for vesting purposes without his consent or deprive any Participant of any nonforfeitable portion of his Account.

Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate within the remedial amendment period to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.
If any corrective amendment (within the meaning of Section 1.401(a)(4)-11(g) of the IRS Treasury Regulations) is made after the end of a Plan Year, such amendment shall satisfy the requirements of Section 1.401(a)(4)-11(g)(3) and (4) of the IRS Treasury Regulations.

12.2 TERMINATION OF THE PLAN. The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan. In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. These distributions may be implemented by the continuance of the Trust and the distribution of the Participants' Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein. In the event of the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested and nonforfeitable.

In the event of the termination of the Plan, any amounts to be distributed to Participants or Beneficiaries who cannot be located shall be handled in accordance with the provisions of applicable law (which may include the establishment of an account for such Participant or Beneficiary).

ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS

13.1 APPLICABILITY. The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)). Notwithstanding the foregoing, this Article shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

13.2 DEFINITIONS. For purposes of this Article, the following definitions shall apply:

    (a) "Key Employee". "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the determination date, was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation shall mean compensation as defined in Section 11.1(b)(2) of the Plan. The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

    (b) "Top-Heavy Plan".

       (1) The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

          (A) The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

          (B) The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

          (C) The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

       (2) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the one (1)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. However, in the case of any distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting a five (5)-year period for a one (1)-year period. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

       (3) For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have performed no service with any Employer maintaining the plan for the one (1)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

       (4) Definition of terms for Top-Heavy status.

          (A) "Top-heavy ratio" shall mean the following:

             (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date, and the denominator of which is the sum of the account balances of all Participants as of the determination date. Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

          (B) "Permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (C) "Required aggregation group" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

          (D) "Determination Date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

          (E) "Valuation Date" shall mean the last day of the Plan Year.

          (F) Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

13.3 ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.

    (a) Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code) or the largest percentage of Employer contributions, elective deferrals (within the meaning of Section 4.1), and forfeitures as a percentage of the Key Employee's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code), allocated on behalf of any Key Employee for that Plan Year. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.2, the Participant's failure to complete one thousand (1,000) Hours of Service, the Participant's failure to make elective deferrals under Section 4.1 or compensation is less than a stated amount.

    (b) The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

    (c) Elective deferrals may not be taken into account for the purpose of satisfying the minimum allocation. However, Employer matching contributions may be taken into account for the purpose of satisfying the minimum allocation.

    (d) For purposes of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date.

    (e) If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan's Valuation Date.

    (f) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before under defined benefit plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that "3%" shall be increased to "5%."

13.4 VESTING. For Plan Years beginning after December 31, 2006, the provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan.

Payment of a Participant's vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS

14.1 PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee. All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

14.2 SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

14.3 REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:

    (a) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

    (b) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance. All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under the Code.

14.4 BENEFITS NOT ASSIGNABLE. Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders," or except as provided in Section 401(a)(13)(C) of the Code with respect to certain judgments and settlements, the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

With respect to any "qualified domestic relations order" relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the Participant has attained his "earliest retirement age" (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of his earliest retirement age shall, however, be available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution. Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.

14.5 MERGER OF PLANS. In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

14.6 INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible "forfeiture" of any vested balance.

14.7 CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

14.8 GOVERNING DOCUMENTS. A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of termination from employment, or, if later, and to the extent permitted by applicable law, as determined under the terms of the Plan.

14.9 GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.

14.10 HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

14.11 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.
14.12 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be forfeited and used to pay Plan administrative expenses and/or used to reduce future Employer contributions. In the event a Participant or Beneficiary is located subsequent to the forfeiture of his Account balance, such Account balance shall be restored.

14.13 DISTRIBUTION TO MINOR OR LEGALLY INCAPACITATED. In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to make payment of such benefit to the minor’s or legally incapacitated person’s court appointed guardian, person designated in a valid power of attorney, or any other person authorized under state law. The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 20th day of April, 2010.

          AVX CORPORATION

          By /s/Larry W. Edwards
          Authorized Officer